Information Regarding Joint Filers

Designated Filer of Form 3:                 Joseph Edelman

Date of Earliest Transaction Required to be Reported:          January 23, 2008

Issuer Name and Ticker Symbol:      Penwest Pharmaceuticals Co. (PPCP)

Names: Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC, and Scott Bradley

Address:   Perceptive Advisors LLC
           499 Park Avenue, 25th Floor
           New York, NY 10022


Signatures:

      The undersigned, Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC, Michael Cho and Scott Bradley are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 3 with Joseph Edelman with respect to the beneficial ownership of securities of Penwest Pharmaceuticals Co.


Perceptive Life Science Master Fund Ltd.

By: Perceptive Advisors LLC


By:
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         Joseph Edelman, managing member


Scott Bradley
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